SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 10, 2000


                      SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


================================================================================
           Delaware                      0-23938                  33-0596831
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)
================================================================================


             Corporate Center, 40 Emery Street, Greenville, SC 29605
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (864) 240-2600

Item 5. Other Events.

     Safety Components International, Inc. (the "Registrant"), certain of its U.S. subsidiaries (including, among others, Safety Components Fabric Technologies, Inc., Automotive Safety Components International, Inc., Valentec International Corporation LLC, Valentec Systems Inc. and Galion, Inc.; collectively the "Core Subsidiaries") and an informal committee comprised of holders (the "Consenting Holders") of over two-thirds in aggregate dollar amount of the $90 million of 10-1/8% senior notes issued by the Registrant due 2007, entered into the first amendment (the "First Amendment"), dated as of May 10, 2000, to the Restructuring Agreement dated as of April 6, 2000 (the "Restructuring Agreement") by and among the Registrant, the Core Subsidiaries, Robert A. Zummo and the Consenting Holders. The First Amendment amends and restates the definition of "Consenting Holder Termination Event" set forth in the Restructuring Agreement. The First Amendment is annexed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 First Amendment to Restructuring Agreement dated as of May 10, 2000 between Safety Components International, Inc., the Core Subsidiaries and the Consenting Holders.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SAFETY COMPONENTS INTERNATIONAL, INC,
                                          (Registrant)


Dated: May 18, 2000                       By: /s/ Brian Menezes
                                              ------------------------------
                                              Brian Menezes
                                              Chief Financial Officer


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

                                INDEX TO EXHIBITS


Exhibit No.        Description
-----------        -----------

99.1 First Amendment to Restructuring Agreement dated as of May 10, 2000 between Safety Components International, Inc., the Core Subsidiaries and the Consenting Holders.